SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                      February 18,2005    (February 14, 2005)
                Date of Report (Date of earliest event reported)


                                Pitney Bowes Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                   1-35796                  06-0495050
 (State or other jurisdiction of  (Commission file number)   (I.R.S. Employer
  incorporation or organization)                            Identification No.)

                               World Headquarters
                1 Elmcroft Road, Stamford, Connecticut 06926-0700
                    (Address of principal executive offices)

                                 (203) 356-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 5.02.        Departure of Directors or Principal Officers; Election of
                  Directors; Appointment of Principal Officers

(b) and (c) Departure and Appointment of principal accounting officer

On February 14, 2005, Pitney Bowes Inc. named Mr. Steven J. Green to the new position of Vice President - Finance and Chief Accounting Officer, effective as of February 14, 2005. Mr. Green, 53, joined the Company in 1987 and has served as the Company's Vice President - Finance and Administration, Global Mailstream Solutions, since 1996. Previously, Mr. Green served as Vice President - Controller, Pitney Bowes Inc. Effective as of March 1, 2005, terms of Mr. Green's compensation include base annual salary of $310,000. In addition, Mr. Green is eligible to receive both an annual incentive bonus and Cash Incentive Units pursuant to the Key Employees' Incentive Plan, as amended and restated, equity awards, including stock options, pursuant to the Pitney Bowes Stock Plan, as amended and the benefits of the Pitney Bowes Inc. Deferred Incentive Savings Plan, and the Pitney Bowes Severance Plan and Pitney Bowes Senior Executive Severance Policy. The Company has not entered into a formal written employment agreement with Mr. Green and he is subject to an at-will employment arrangement.

Joseph R. Catapano, the Company's Controller, who has previously served as both Controller and principal accounting officer, will continue in the role of Controller and will assume other additional responsibilities.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    Pitney Bowes Inc.


Date: February 18, 2005


                                    By /s/ A.C. Corn
                                    -----------------------------------
                                    A.C. Corn
                                    Vice President, Secretary &
                                    Chief Governance Officer